SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                       Event Reported): December 17, 1996



                       CHECKERS DRIVE-IN RESTAURANTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                     0-19649                  58-1654960
----------------------------      ------------           -------------------
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           Identification No.)





    600 Cleveland Street, 8th Floor
         Clearwater, Florida                                 34615
----------------------------------------                   ----------
(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:              813-441-3500

















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Item 5. Other Events.
        ------------

      On December 17, 1996, Checkers Drive-In Restaurants, Inc. (the "Company") announced that C. Thomas Thompson had been appointed as Vice Chairman and Chief Executive Officer of the Company, effective immediately. Mr. Thompson replaces Albert J. DiMarco, who resigned to pursue other interests. Mr. Thompson is the President and Chief Operating Officer of CKE Restaurants, Inc. ("CKE"), the parent of Carl Karcher Enterprises, Inc., Casa Bonita, Inc. and Summit Family Restaurants, Inc. Mr. Thompson has over 25 years experience in the fast food industry, having previously managed seven markets for Foodmaker, Inc., the franchisor of Jack In The Box restaurants, and as a franchisee of Carl Karcher Enterprises.

      The Company also announced that members of its new lender group, led by CKE, have committed to invest approximately $20 million in Checkers through the purchase of shares of Checkers common stock in a private placement. CKE has committed to close in the next 30 to 45 days, subject to the negotiation of definitive documentation, an agreement on pricing of the stock and the receipt of a fairness opinion from an investment banking firm.
































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Item 7. Financial Statements and Exhibits.
        ---------------------------------

      (a)   Financial Statements of Businesses Acquired.
            -------------------------------------------

            None.

      (b)   Pro Forma Financial Information.
            -------------------------------

            None.

      (c)   Exhibits.
            --------

   Exhibit
   Number                            Exhibit Description
   ------                            -------------------

     99        Press Release of the Registrant dated December 17, 1996.
===============================================================================
































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



                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CHECKERS DRIVE-IN RESTAURANTS, INC.



                                 By:       /s/ James T. Holder
                                    --------------------------------------------
                                      James T. Holder
                                      Vice President and Chief Financial Officer

Dated:  December 20, 1996





































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




                                  EXHIBIT INDEX


   Exhibit
   Number                            Exhibit Description
   ------                            -------------------

     99        Press Release of the Registrant dated December 17, 1996.
===============================================================================








































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